Exhibit 99.1

Insulet Appoints Corinne Nevinny to Board of Directors

ACTON, Mass.--(BUSINESS WIRE)--January 28, 2019--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced that Corinne Nevinny has been appointed to the Company’s Board of Directors, effective immediately. Ms. Nevinny replaces James Mullen, who is stepping down from Insulet’s Board to focus on his family’s philanthropic foundation and other business ventures.

Ms. Nevinny is the General Partner of LMNVC, a seed venture fund making early-round investments in start-up companies that have products or services that improve quality of life, including health and wellness oriented businesses. From 2003 to 2010, she served in a variety of roles at Edwards Lifesciences Corporation, including General Manager – Cardiac Surgery Systems, President of Global Operations, and Chief Financial Officer and Treasurer. In these roles, Ms. Nevinny was at various times responsible for global sales, manufacturing, quality and supply chain operations, as well as oversight of core operating units including finance, IT, internal audit and risk management.

“On behalf of the Board, I am very pleased to welcome Corinne to Insulet,” said Timothy Scannell, Chairman of Insulet’s Board of Directors. “Corinne’s talents are an excellent complement to our existing Board skill set. She brings strategic acumen and demonstrated, successful industry experience. We are delighted that a proven leader like Corinne has joined our Board and look forward to her contributions as Insulet continues to accelerate growth and deliver value to our stakeholders.”

Mr. Scannell continued, “Insulet has been well served by Jim’s contributions and on behalf of the entire Board and management team, I thank him for his service to the Company and wish him all the best in his future endeavors.”

About Corinne Nevinny:

Corinne Nevinny has been the General Partner of LMNVC since August 2010. LMNVC is a seed venture fund making early-round investments in women owned or run start-up companies that have products or services that improve quality of life, including clean, green, health, wellness, fitness and education oriented businesses. From 2003 to 2010, she held multiple positions at Edwards Lifesciences Corporation, including General Manager – Cardiac Surgery Systems, President of Global Operations, and Chief Financial Officer and Treasurer. Prior to joining Edwards, Ms. Nevinny held various finance and investment banking positions. Ms. Nevinny is a member of the Board of Trustees and Executive Committee of the United States Olympic and Paralympic Foundation and serves on the Board of Directors of Restorsea LLC. She previously served on the Board of privately-held nVision, as well as public company Boards, including Edwards Life Sciences Corporation (NYSE: EW), Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR), Neurocrine Biosciences (NASDAQ: NBIX), Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX), and SangStat Medical Corp. (NASDAQ: SANG) and chaired the Audit Committees for Avanir, Neurocrine and Onyx. Ms. Nevinny holds a Bachelor of Science in Industrial Engineering from Stanford University and a Master of Business Administration from Harvard Business School.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across multiple therapeutic areas. Founded in 2000, Insulet has more than 150,000 users across the globe who rely on its Omnipod Insulin Management System to bring simplicity and freedom to their lives.

For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 22, 2018 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

© 2019 Insulet Corporation. Omnipod and the Omnipod logo are trademarks or registered trademarks of Insulet Corporation. All rights reserved.

CONTACT:
Investor Relations and Media Contact:
Deborah R. Gordon, 978-600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com